================================================================================


                               CREDIT AGREEMENT

                                     among

                   DOVER DOWNS GAMING & ENTERTAINMENT, INC.

                                      and

                           WILMINGTON TRUST COMPANY




                          DATED AS OF JANUARY__, 2002

                                  $55,000,000


================================================================================

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
SECTION 1. DEFINITIONS...........................................................................................     1
         1.1      Defined Terms..................................................................................     1
         1.2      Other Definitional Provisions..................................................................    13

SECTION 2. THE CREDITS...........................................................................................    14
         2.1      Revolving Credit Loans.........................................................................    14
         2.2      Revolving Credit Loan Procedures...............................................................    14
         2.3      [Intentionally Left Blank].....................................................................    ..
         2.4      General Provisions Regarding Loans.............................................................    15
         2.5      Letters of Credit..............................................................................    15
         2.6      Fees...........................................................................................    18
         2.7      Note; Repayment of Revolving Credit Loans......................................................    18
         2.8      Interest on Revolving Credit Loans.............................................................    18
         2.9      Default Rate; Inability to Determine Interest Rate.............................................    19
         2.10     Termination, Reduction and Extension of Commitment.............................................    20
         2.11     Optional and Mandatory Prepayments of Revolving Credit Loans...................................    20
         2.12     Illegality.....................................................................................    21
         2.13     Requirements of Law............................................................................    21
         2.14     Taxes..........................................................................................    22
         2.15     Indemnity......................................................................................    23
         2.16     [Intentionally Left Blank].....................................................................    ..
         2.17     Payments.......................................................................................    23
         2.18     Conversion and Continuation Options............................................................    24
         2.19     Use of Proceeds................................................................................    24

SECTION 3. REPRESENTATIONS AND WARRANTIES........................................................................    24
         3.1      Financial Condition............................................................................    25
         3.2      No Adverse Change..............................................................................    25
         3.3      Corporate Existence; Compliance with Law.......................................................    25
         3.4      Corporate Power; Authorization; Enforceable Obligations........................................    25
         3.5      No Legal Bar...................................................................................    26
         3.6      No Material Litigation.........................................................................    26
         3.7      No Default.....................................................................................    26
         3.8      Taxes..........................................................................................    26
         3.9      Federal Regulations............................................................................    26
         3.10     ERISA..........................................................................................    27
         3.11     Investment Company Act; Public Utility Holding Company Act.....................................    28
         3.12     Purpose of Loans; Letters of Credit............................................................    28
         3.13     Environmental Matters..........................................................................    28
         3.14     No Burdensome Restrictions.....................................................................    29
         3.15     Ownership of Borrower and Subsidiaries.........................................................    29
         3.16     Patents, Trademarks, etc.......................................................................    29
         3.17     Ownership of Property..........................................................................    29

         3.18     Licenses, etc..................................................................................    29
         3.19     Labor Matters..................................................................................    29
         3.20     Material Contracts.............................................................................    29
         3.21     Insurance......................................................................................    30
         3.22     Senior Debt Status.............................................................................    30
         3.23     No Material Misstatements......................................................................    30

SECTION 4. CONDITIONS PRECEDENT..................................................................................    30
         4.1      Conditions to Effectiveness....................................................................    30
         4.2      Conditions to Each Extension of Credit.........................................................    32

SECTION 5. AFFIRMATIVE COVENANTS.................................................................................    33
         5.1      Financial Statements...........................................................................    33
         5.2      Certificates; Other Information................................................................    33
         5.3      Payment of Obligations.........................................................................    34
         5.4      Conduct of Business and Maintenance of Existence...............................................    34
         5.5      Maintenance of Property; Insurance.............................................................    34
         5.6      Inspection of Property; Books and Records; Discussions.........................................    35
         5.7      Notices........................................................................................    35
         5.8      Environmental Laws.............................................................................    36
         5.9      Management Changes.............................................................................    36

SECTION 6. NEGATIVE COVENANTS....................................................................................    36
         6.1      Financial Condition Covenants..................................................................    36
         6.2      Limitation on Debt.............................................................................    37
         6.3      Limitation on Liens............................................................................    37
         6.4      Limitations on Fundamental Changes.............................................................    37
         6.5      Limitation on Sale of Assets...................................................................    38
         6.6      Limitations on Acquisitions, Investments, Loans and Advances...................................    38
         6.7      Limitation on Distributions....................................................................    39
         6.8      Transactions with Affiliates...................................................................    39
         6.9      Fiscal Year....................................................................................    39
         6.10     Change in Business.............................................................................    39
         6.11     Sale and Leaseback.............................................................................    39
         6.12     Limitation on Negative Pledge Clauses..........................................................    39
         6.13     Interest Hedge Agreements......................................................................    39

SECTION 7. EVENTS OF DEFAULT.....................................................................................    40
         7.1      Events of Default..............................................................................    40

SECTION 8. MISCELLANEOUS.........................................................................................    42
         8.1      Amendments and Waivers.........................................................................    42
         8.2      Notices........................................................................................    43
         8.3      No Waiver; Cumulative Remedies.................................................................    43
         8.4      Survival of Representations and Warranties.....................................................    44
         8.5      Payment of Expenses and Taxes..................................................................    44

         8.6      Successors and Assigns.........................................................................    44
         8.7      Disclosure of Information......................................................................    45
         8.8      Adjustments; Set-off...........................................................................    46
         8.9      Counterparts...................................................................................    46
         8.10     Severability...................................................................................    46
         8.11     Integration....................................................................................    46
         8.12     Governing Law..................................................................................    46
         8.13     Submission To Jurisdiction; Waivers............................................................    46
         8.14     Acknowledgements...............................................................................    47
         8.15     WAIVERS OF JURY TRIAL..........................................................................    47

SCHEDULES

SCHEDULE I    Bank and Commitment Information
SCHEDULE II   Letter of Credit Fees

EXHIBITS

EXHIBIT A     Form of Revolving Credit Borrowing Request
EXHIBIT B     Form of Note
EXHIBIT C     Form of Guaranty Agreement
EXHIBIT D     Form of Opinion of Counsel to Borrower and Guarantor
EXHIBIT E     Form of Compliance Certificate

                               CREDIT AGREEMENT

          CREDIT AGREEMENT, dated as of January __, 2002, between DOVER DOWNS GAMING & ENTERTAINMENT, INC. (the "Borrower"), and WILMINGTON TRUST COMPANY, a
                                   --------
Delaware banking corporation (the "Bank").
                                   ----

                                  BACKGROUND
                                  ----------

          In consideration of the mutual covenants and agreements herein set forth and for other consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

                            SECTION 1.  DEFINITIONS

          1.1 Defined Terms.  As used in this Agreement, the following terms
              -------------
shall have the following meanings:

          "Affiliate":  as to any Person, any other Person which, directly or
           ---------
indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and any member, director, officer or employee of any such Person. For purposes of this definition, "control" shall mean the power, directly or indirectly, either to (a) vote 10% or more of the ordinary voting power for the election of directors of such Person or (b) direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agreement":  this Credit Agreement, as amended, supplemented or
           ---------
otherwise modified from time to time.

          "Application":  an application in such form as the Bank may specify
           -----------
from time to time, requesting the Bank to issue a Letter of Credit.

          "Base Rate":  for any day, a rate per annum (rounded upwards, if
           ---------
necessary, to the next 1/100th of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2%. If for any reason the Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Bank to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Borrowing":  a Borrowing comprised of a Base Rate Loan.
           -------------------

          "Base Rate Loans": Revolving Credit Loans bearing interest at any time
           ---------------
under the Base Rate Option.

          "Base Rate Option":  as defined in Section 2.8(a).
           ----------------

          "Borrowing":  a Loan made by the Bank on a particular date and, in the
           ---------
case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in Wilmington, Delaware are authorized or required by law to close; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in the London interbank market.

          "Capital Lease":  at any time, a lease with respect to which the
           -------------
lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "Capital Lease Obligations":  at any time, the amount of the
           -------------------------
obligations of the Borrower and its Subsidiaries under Capital Leases which would be shown at such time as a liability on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries prepared in accordance with GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Commitment":  the obligation of the Bank to make Loans to and to
           ----------
issue Letters of Credit on behalf of the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth on Schedule I under the caption "Commitment", as the same may be permanently terminated, reduced and extended from time to time pursuant to the provisions of
Section 2.10.

          "Commitment Fee":  as defined in Section 2.6(a).
           --------------

          "Commitment Period":  the period from and including the Effective Date
           -----------------
to but not including the Termination Date, or such earlier date on which the Commitment shall terminate as provided herein.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Consolidated EBIT":  for any period of four consecutive fiscal
           -----------------
quarters, Consolidated Net Income for such period, plus the amount of income taxes (if any) and interest expense deducted from earnings in determining such Consolidated Net Income, in each case determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with

GAAP; provided, that there shall be excluded therefrom (a) any addition for non-operating gains (including, without limitation, extraordinary or unusual gains, gains from discontinuance of operations or gains arising from the sale of capital assets) and (b) any subtraction for non-operating losses during such period (including, without limitation, extraordinary or unusual losses, losses from the discontinuance of operations or losses arising from the sale of capital assets).

          "Consolidated EBITDA":  for any period of four consecutive fiscal
           -------------------
quarters, Consolidated EBIT for such period, plus the amount of depreciation and amortization expense deducted from earnings in determining such Consolidated EBIT, in each case determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

          "Consolidated Funded Debt":  at any time, without duplication, the
           ------------------------
aggregate of all indebtedness of the Borrower and its Subsidiaries for borrowed money, determined on a consolidated basis in accordance with GAAP as of such date.

          "Consolidated Interest Expense":  for any period of four consecutive
           -----------------------------
fiscal quarters, the amount of cash interest expense deducted from earnings of the Borrower and its Subsidiaries in determining Consolidated Net Income for such period in accordance with GAAP.

          "Consolidated Net Income":  for any fiscal period of four consecutive
           -----------------------
fiscal quarters, net earnings (or loss) after income taxes (if any) for such period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Tangible Net Worth":  as of any date of determination,
           -------------------------------
(a) the aggregate amount of all assets of the Borrower and its Subsidiaries on a consolidated basis at such date as may be properly classified as such in accordance with GAAP, excluding such other assets as are properly classified as intangible assets under GAAP, minus (b) the aggregate amount of all liabilities of the Borrower and its Subsidiaries on a consolidated basis at such date, determined in accordance with GAAP.

          "Contingent Obligation":  as to any Person, any guarantee of payment
           ---------------------
or performance by such Person of any Debt or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person; provided, however, the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such contingently liable Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Cross-Default Indebtedness":  as defined in Section 7.1(f).
           --------------------------

          "Debt":  of any Person at any date means (without duplication):
           ----

               (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices);

               (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument;

               (c) all Capital Lease Obligations of such Person;

               (d) all liabilities secured by any Lien on any property owned by such Person whether or not such Person has assumed or otherwise become liable for the payment thereof;

               (e) all obligations of such Person with respect to Interest Hedge Agreements (calculated on a basis satisfactory to the Bank and in accordance with accepted practice);

               (f) all Contingent Obligations of such Person, including all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person;

               (g) all obligations of such Person under "synthetic" or similar leases; and

               (h) withdrawal liabilities of such Person or any Commonly Controlled Entity under a Plan.

The Debt of any Person shall include any Debt of any partnership in which such person is a general partner, unless such Debt is nonrecourse to such Person.

          "Default":  any of the events specified in Section 7, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, or any other condition precedent therein set forth, has been satisfied.

          "Distribution":  in respect of any corporation, (a) dividends or other
           ------------
distributions on Capital Stock of the corporation (except distributions in common stock of such corporation); (b) the redemption or acquisition of Capital Stock of the corporation or of warrants, rights or other options to purchase such stock (except when solely in exchange for common stock of such corporation); and (c) any payment on account of, or the setting apart of any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any share of any class of Capital Stock of such corporation or any warrants or options to purchase any such stock.

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
America.

          "Effective Date":  the date that all of the conditions of Section 4.1
           --------------
have been met to the satisfaction of the Bank.

          "Environmental Laws":  any and all applicable foreign, Federal, state,
           ------------------
local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Euro-Rate Reserve Percentage": the maximum effective percentage in
           ----------------------------
effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate shall be adjusted with respect
-------------------------
to any Eurodollar Loan that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Bank shall give prompt notice to the Borrower of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

          "Eurodollar Borrowing":  a Borrowing comprised of a Eurodollar Loan.
           --------------------

          "Eurodollar Loan":  any Revolving Credit Loan bearing interest at any
           ---------------
time under a Eurodollar Rate Option.

          "Eurodollar Rate":  with respect to any Eurodollar Loan for any
           ---------------
Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Bank) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to the principal amount of such Eurodollar Loan and having a borrowing date and a maturity comparable to such Interest Period by
(ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

                Average of London interbank offered rates quoted by BBA as shown
Eurodollar Rate =     on Dow Jones Markets Service display page 3750 or
                           -------------------------------------------------
                                         appropriate successor
                                         ---------------------
                                   1.00- Euro-Rate Reserve Percentage


          "Eurodollar Rate Option": as defined in Section 2.8(b).
           ----------------------

          "Event of Default":  any of the events specified in Section 7,
           ----------------
provided, that any requirement for the giving of notice, the lapse of time, or
--------
both, or any other condition, has been satisfied.

          "Exposure":  at any time, an amount equal to the sum of (a) the
           --------
aggregate principal amount of all Loans then outstanding, and (b) the L/C Obligations then outstanding.

          "Extensions of Credit":  the collective reference to Loans made and
           --------------------
Letters of Credit issued under this Agreement.

          "Federal Funds Effective Rate":  for any day, the weighted average of
           ----------------------------
the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

          "GAAP":  at any time with respect to the determination of the
           ----
character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, generally accepted accounting principles as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined; provided,
                                                                       --------
however, that in the event of any change in GAAP which would affect the
-------
calculation of the Borrower's compliance with any of the covenants contained in
Section 6.1, either favorably or unfavorably, the Bank and the Borrower will make appropriate adjustments to such covenants.

          "Governmental Authority":  any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantor": Dover Downs, Inc., a Delaware corporation.
           ---------

          "Guaranty Agreement": the Guaranty and Suretyship Agreement
           ------------------
substantially in the form of Exhibit C hereto, executed by the Guarantor in
                             ---------
favor of the Bank.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Interest Coverage Ratio":  at any date of determination, the ratio of
           -----------------------
Consolidated EBITDA to Consolidated Interest Expense.

          "Interest Hedge Agreement":  any interest rate swap agreement,
           ------------------------
interest rate cap agreement, interest rate collar agreement, interest rate insurance or any other agreement with all extensions, renewals, amendments, substitutions and replacements to and any of the foregoing, documentation of all of which shall conform to International Swap Dealers Association, Inc. standards.

          "Interest Payment Date":  (a) as to any Base Rate Loan, the last day
           ---------------------
of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period":  with respect to any Eurodollar Loan:
           ---------------

               (a) initially the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or nine months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Bank not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, the foregoing provisions relating to Interest Periods are subject
-------- ----
to the following:

                    (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                    (ii) with respect to Eurodollar Loans, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                    (iii) an Interest Period that otherwise would extend beyond the Termination Date shall end on the Termination Date; and

                    (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "ISP98":  the International Standby Practices 1998 (ISP98) published
           -----
by the Institute of International Banking Law & Practice, Inc., as the same may be amended, supplemented or otherwise modified from time to time.

          "L/C Commitment":  the lower of (a) $1,000,000 and (b) the Commitment
           --------------
at such time.

          "L/C Coverage Requirement":  with respect to each Letter of Credit at
           ------------------------
any time, 100% of the maximum amount available to be drawn thereunder at such time (determined without regard to whether any conditions to drawing could be met at such time).

          "L/C Obligations":  at any time, an amount equal to the sum of (a)
           ---------------
100% of the maximum amount available to be drawn under all Letters of Credit outstanding at such time (determined without regard to whether any conditions to drawing could be met at such time) and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 2.5(e).

          "L/C Payment Date":  the last day of each March, June, September and
           ----------------
December.

          "Letters of Credit":  as defined in Section 2.5(a).
           -----------------

          "Leverage Ratio":  at any date of determination, the ratio of
           --------------
Consolidated Funded Debt on such date to Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower most recently ended prior to such date.

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

          "Loans":  the collective reference to the Revolving Credit Loans.
           -----

          "Loan Documents":  this Agreement, the Applications, the Note and the
           --------------
Guaranty Agreement.

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
validity or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Bank hereunder or thereunder, (b) the business, property, assets, financial condition, credit position, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole or (c) the ability of the Borrower to duly and punctually pay its Debts and perform its obligations under the Loan Documents.

          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and ureaformaldehyde insulation.

          "Moody's":  Moody's Investors Services, Inc.
           -------

          "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
           ------------------
in Section 4001(a)(3) of ERISA.

          "Note":  a promissory note of the Borrower in the form of Exhibit B,
           ----                                                     ---------
as the same may be amended, supplemented or otherwise modified from time to time.

          "Participant" as defined in Section 8.6(b).
           -----------

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA.

          "Permitted Acquisition":  an acquisition by the Borrower of the
           ---------------------
Capital Stock or assets of a Person (or of any segment or division of a Person)
(a) that is in the gaming industry, if the gross purchase price for such acquisition is less than $35,000,000, (b) that is in an industry other than gaming, if the gross purchase price for such acquisition is less than $10,000,000 or (c) which is otherwise approved by the Bank; provided, that at
                                                            --------
the time that any definitive agreement is entered into in respect of any such acquisition, no Default or Event of Default shall exist or would exist if such acquisition were consummated on such date (assuming for purposes of the covenants contained in Section 6.1 that pro forma adjustments are made to the
                                        --- -----
financial statements of the Borrower giving effect to such acquisition as if it had occurred on the last day of the Borrower's most recently completed fiscal quarter); provided further, that the prior approval of the Bank shall be
          -------- -------
required for any acquisition proposed to be made by the Borrower during a fiscal year in which (i) the aggregate gross purchase price of Permitted Acquisitions previously made by the Borrower during such fiscal year equals or exceeds $35,000,000 or (ii) the portion of the aggregate gross purchase price of Permitted Acquisition previously made by Borrower during such fiscal year financed with Loans exceeds $25,000,000.

          "Permitted Investments":
           ---------------------

               (a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, provided that such obligations mature within one (1) year from the date of acquisition thereof;

               (b) certificates of deposit, time deposits or banker's acceptances, maturing within one (1) year from the date of acquisition, with (i) the Bank or (ii) any other bank or trust company organized under the laws of the United States, the unsecured long-term debt obligations of which are rated "A3" or higher by Moody's or "A-" or higher by S&P, and issued, or in the case of banker's acceptance, accepted, by a bank or trust company having capital, surplus and undivided profits aggregating at least Two Hundred Fifty Million Dollars ($250,000,000);

               (c) commercial paper given the highest rating by either S&P or Moody's maturing not more than two hundred seventy (270) days from the date of creation thereof;

               (d) mutual funds registered with the Securities and Exchange Commission under the Investment Company Act of 1940 that hold themselves out as "money market funds;"

               (e) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition, having one of the two highest ratings generally obtainable from either S&P or Moody's;

               (f) commercial paper maturing no more than six months from the date of acquisition thereof and issued by the holding company of (i) the Bank or
(ii) any other bank that has (A) combined capital, surplus and undivided profits (less any undivided losses) of not less than $250 million, (B) a Keefe Bank Watch Rating of C or better and (C) commercial paper having a rating of A-2 (or the equivalent) or higher from S&P or P-2 (or the equivalent) or higher from Moody's; and

               (g) fully collateralized repurchase agreements with a term of not more than ninety days for underlying securities of the type described in paragraphs (a) and (e) of this definition.

          "Permitted Liens" shall mean:
           ---------------

               (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

               (b) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

               (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

          (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

          (e) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

          (f) Purchase Money Security Interests or Liens created pursuant to Capital Leases; provided, that (x) such Liens shall be created simultaneously
                --------
with the acquisition of the property which is subject to such Lien, (y) such Liens do not at any time encumber any property other than such property and (z) the Liens are not modified to secure any Debt other than that used to acquire such property;

          (g) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed:

               (i) claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Borrower establishes and maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien; and

               (ii) claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; and

          (h) Liens relating to judgments which do not constitute an Event of Default under Section 7.1(e).

     "Person": an individual, partnership, corporation, business trust, joint
      ------
stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan": at a particular time, any employee benefit plan which is covered by
      ----
ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Prime Rate": the rate of interest per annum announced from time to time by
      ----------
the Bank as its "National Commercial Rate" in effect at its principal office in Wilmington, Delaware, each change in the Prime Rate shall be effective on the date such change is announced as effective. The Bank's "National Commercial Rate" is used by the Bank as a reference rate with respect to different interest rates charged to borrowers. The Bank's determination and designation from time to time of the reference rate shall not in any way preclude the Bank from making loans to other borrowers at a rate that is higher or lower than or different from the reference rate.

          "Properties":  the collective reference to the facilities and
           ----------
properties owned, leased or operated by the Borrower or any of its Subsidiaries.

          "Purchase Money Security Interest":  shall mean Liens upon tangible
           --------------------------------
personal property securing loans to the Borrower or any Subsidiary thereof or deferred payments by the Borrower or any Subsidiary thereof for the purchase of such tangible personal property.

          "Register":  as defined in Section 8.6(d).
           --------

          "Regulation U":  Regulation U of the Board of Governors of the Federal
           ------------
Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation X":  Regulation X of the Board of Governors of the Federal
           ------------
Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Reimbursement Obligation":  in respect of each Letter of Credit, the
           ------------------------
obligation of the Borrower to reimburse the Bank for all drawings made thereunder in accordance with Section 2.5(e) and the Application related to such Letter of Credit for amounts drawn under such Letter of Credit.

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Sections
           ----------------
4043(c)(1), (2), (4), (5), (6), (10) and (13) of ERISA.

          "Requirement of Law":  as to any Person, the certificate of
           ------------------
incorporation, by-laws, operating agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer":  the chief executive officer, president or
           -------------------
chief financial officer of the Borrower.

          "Revolving Credit Borrowing":  a Borrowing consisting of a Revolving
           --------------------------
Credit Loan from the Bank.

          "Revolving Credit Borrowing Request":  a request by the Borrower for
           ----------------------------------
the making of a Revolving Credit Loan pursuant to Section 2.2 in the form of Exhibit A hereto.
---------

          "Revolving Credit Loans":  as defined in Section 2.1.  Each Revolving
           ----------------------
Credit Loan shall be a Eurodollar Loan or a Base Rate Loan.

          "S&P":  Standard & Poor's Rating Group, a division of McGraw-Hill
           ---
Corporation.

          "Single Employer Plan":  any Plan which is covered by Title IV of
           --------------------
ERISA, but which is not a Multiemployer Plan.

          "Subsidiary":  as to any Person, (i) any corporation, company or trust
           ----------
of which 50% or more (by number of shares or number of votes) of the outstanding Capital Stock, interests, shares or similar items of beneficial interest normally entitled to vote for the election of one or more directors, members or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such person or one or more of such Person's Subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, and (ii) any corporation, company, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's subsidiaries. Unless otherwise indicated, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary of the Borrower.

          "Taxes":  as defined in Section 2.14.
           -----

          "Termination Date":  the earlier of (a) December 31, 2004, or such
           ----------------
later date to which the Termination Date shall have been extended pursuant to
Section 2.10(d) and (b) the date the Commitment is terminated as provided herein.

          "Tranche":  the collective reference to (a) Loans, other than Base
           -------
Rate Loans, of the same type whose Interest Periods begin on the same date and end on the same later date (whether or not such Loans originally were made on the same date) and (b) Base Rate Loans, which shall constitute one Tranche.

          "Type":  when used in respect of any Loan or Borrowing, shall refer to
           ----
the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate and the Base Rate.

          1.2    Other Definitional Provisions

                 (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

                 (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (d) The meanings given to terms defined in this Agreement shall be equally applicable to both the singular and plural forms of such terms.

                            SECTION 2. THE CREDITS

     2.1  Revolving Credit Loans
          ----------------------

          (a) Subject to the terms and conditions hereof, the Bank agrees to make revolving credit loans in Dollars (the "Revolving Credit Loans") to the
                                             ----------------------
Borrower from time to time during the Commitment Period, in an aggregate principal amount at any time outstanding which, when added to the L/C Obligations then outstanding, does not exceed such the Commitment; provided,
                                                                   --------
that at no time shall the sum of (x) the aggregate principal amount of all Loans made by the Bank then outstanding plus (y) the L/C Obligations then outstanding exceed the Commitment. The Commitment may be terminated or reduced from time to time pursuant to Section 2.10. Within the foregoing limits, the Borrower may during the Commitment Period borrow, repay and reborrow under the Commitment, subject to the terms, provisions and limitations set forth herein.

          (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Bank in accordance with Sections
2.2 and 2.18; provided, that no Loan shall be made as a Eurodollar Loan after
              --------
the date that is one month prior to the Termination Date.

          (c) The Loan comprising any Revolving Credit Borrowing shall be (i) with respect to a Base Rate Borrowing, in a minimum aggregate principal amount of $100,000 or a whole multiple thereof or (ii) with respect to a Eurodollar Borrowing, in a minimum aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, in either case, an aggregate principal amount equal to the remaining balance of the available Commitment).

     2.2  Revolving Credit Loan Procedures. In order to request a Revolving
          --------------------------------
Credit Borrowing, the Borrower shall hand deliver or telecopy (or notify by telephone and promptly confirm by hand delivery or telecopy) to the Bank the information requested by the form of Revolving Credit Borrowing Request attached as Exhibit A hereto (a) in the case of a Eurodollar Borrowing, not later than
   ---------
12:00 noon, Wilmington time, three Business Days before a proposed Borrowing and
(b) in the case of a Base Rate Borrowing, not later than 12:00 noon, Wilmington time, on the day of a proposed Borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Base Rate Borrowing; (ii) the date of such Revolving Credit Borrowing (which shall be a

Business Day); (iii) the principal amount of such Borrowing; and (iv) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Revolving Credit Borrowing is specified in any such notice, then the requested Revolving Credit Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding the foregoing, in the event Borrower and Bank enter into a separate cash management loan sweep arrangements, Base Rate Borrowings may be made in accordance with such separate arrangements.

           2.3  [Intentionally Left Blank.]
                 ------------------------

           2.4  General Provisions Regarding Loans.
                ----------------------------------

                (a) Subject to Section 2.4(b), the Bank shall make each Revolving Credit Loan hereunder on the proposed date by credit of the amount so lent to the general deposit account of the Borrower with the Bank.

                (b) The Borrower may refinance all or any part of any Borrowing with any other Borrowing subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.7 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Bank to the Borrower.

                (c) The Bank may at its option fulfill its Commitment hereunder with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of the Bank to make such Loan; provided, however, that any exercise of
                                         --------  -------
such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the Agreement and the Note.

                (d) All Borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, (A) the aggregate principal amount of the Loans comprising each Tranche of Eurodollar Loans shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof and (B) the Borrower shall not have outstanding at any one time more than in the aggregate eight (8) separate Tranches of Loans (including the Base Rate Tranche).

                (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

           2.5  Letters of Credit.
                -----------------

                (a)  L/C Commitment. (i) Subject to the terms and conditions
                     --------------
hereof, the Bank agrees to issue letters of credit (collectively referred to as the "Letters of Credit") for the account of the Borrower on any Business Day
     -----------------
during the Commitment Period in such form as
may be approved from time to time by the Bank; provided, that no Letter of
                                               --------
Credit shall be issued if, after giving effect thereto (A) the amount of the Exposure would exceed the amount of the Commitment in effect at such time or (B) the aggregate amount of the L/C Obligations at such time would exceed the L/C Commitment in effect at such time.

                (i)   Each Letter of Credit:

                      (A) shall be denominated in Dollars and shall be a standby letter of credit; and

                      (B) shall be for the account of the Borrower and for the benefit of the Borrower and/or the Guarantor;

                      (C) shall have an expiration date no later than the Termination Date; and

                      (D) may during the Commitment Period be extended at the sole discretion of the Bank for additional periods of up to one year each (but in no event to expire later than the Termination Date) upon written request from the Borrower to the Bank at least 20 days (or such other time period as agreed by the Borrower and the Bank) before the date upon which notice of extension is otherwise required by the terms thereof.

                (ii) Each Letter of Credit shall be subject to ISP98 and, to the extent not inconsistent therewith, the laws of the State of Delaware.

          (b)   Procedure for Issuance of Letters of Credit.  The Borrower may
                -------------------------------------------
from time to time request that the Bank issue a Letter of Credit by delivering to the Bank at its office for notices specified herein an Application therefor, completed to the satisfaction of the Bank, and such other certificates, documents and other papers and information as the Bank may reasonably request. Upon receipt by the Bank of any Application, the Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, after determining that issuance of the Letter of Credit requested thereby will be within the limits imposed by Section 2.5(a)(i), issue such Letter of Credit not later than ten (10) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto (but in no event shall the Bank be required to issue any Letter of Credit earlier than five (5) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Bank and the Borrower. The shall promptly after issuing a Letter of Credit furnish copies thereof to the Borrower.

          (c)   L/C Fees, Commissions and Other Charges. (ii) The Borrower shall
                ---------------------------------------
pay to the Bank a letter of credit fee with respect to the aggregate face amount of all Letters of Credit outstanding, computed at the rate of three quarters of one percent (.75%) (computed on the basis of the actual number of days each Letter of Credit is outstanding in a year of 360 days). The Borrower shall also pay to the Bank, in respect of each Letter of Credit issued by the Bank, a fronting fee in an amount equal to exceed $300. The fees described in the preceding sentences shall be due and payable quarterly in arrears on each L/C Payment Date and on the Termination Date or such earlier date as the Commitment is terminated, and shall be nonrefundable.

               (i) In addition to the foregoing fees, the Borrower shall pay or reimburse the Bank for such normal and customary costs and expenses as are incurred or charged by the Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit, in accordance with the schedule of such costs attached hereto as Schedule II.
                              -----------

          (d)  [Intentionally Left Blank.]
                ------------------------

          (e)  Reimbursement Obligation of the Borrower.  (iii)  The Borrower
               ----------------------------------------
agrees to reimburse the Bank in respect of a Letter of Credit on each date on which the Bank notifies the Borrower of the date and amount of a draft presented under such Letter of Credit and paid or to be paid by the Bank for the amount of
(A) such draft so paid and (B) any taxes, fees, charges or other direct out of pocket costs or expenses incurred by the Bank in connection with such payment. Each such payment shall be made to the Bank at its office listed in Section 8.2 in Dollars and in immediately available funds.

               (i) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the per annum rate of the Base Rate Option plus 2.0% and shall be payable on demand by the Bank.

          (f)  Obligations Absolute. (iv) The obligations of the Borrower under
               --------------------
this Section 2.5 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Bank or any beneficiary of a Letter of Credit or any other Person.

               (i) The Borrower agrees with the Bank that the Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 2.5(e) shall not be affected by, among other things, (A) the validity or genuineness of any documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, provided,
                                                                   --------
that reliance upon such documents by the Bank shall not have constituted gross negligence or willful misconduct by the Bank or (B) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other Person to which such Letter of Credit may be transferred or (C) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

               (ii) The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Bank's gross negligence or willful misconduct.

               (iii) The Borrower agrees that any action taken or omitted by the Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall neither result in any liability of the Bank to the Borrower nor constitute a defense to the Borrower's obligation to reimburse the Bank.

          (g)  Letter of Credit Payments.  If any draft shall be presented for
               -------------------------
payment to the Bank under any Letter of Credit, the Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          (h)  Application. To the extent that any provision of any Application
               -----------
related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

     2.6  Fees.
          ----

          (a) The Borrower agrees to pay to the Bank a commitment fee (a "Commitment Fee") for the period from and including the first day of the
 --------------
Commitment Period to the Termination Date, computed at a rate per annum equal to 1/4%, calculated on the basis of a 360 day year for the actual days elapsed, on the average daily amount of the difference between the Commitment of the Bank and the Exposure during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitment shall be permanently reduced or terminated as provided herein, commencing on the first of such dates to occur after the Effective Date.

          (b) The Borrower agrees to pay to the Bank a closing fee in the amount of $137,500, payable on the Effective Date.

          (c) All fees shall be paid on the dates due, in immediately available funds, to the Bank. Once paid, none of the fees shall be refundable under any circumstances.

     2.7  Note; Repayment of Revolving Credit Loans.  The Revolving Credit Loans
          -----------------------------------------
made by the Bank shall be evidenced by a single Note duly executed on behalf of the Borrower, dated the Effective Date, in substantially the form attached hereto as Exhibit B with the blanks appropriately filled, payable to the Bank in
          ---------
a principal amount equal to the Commitment. The Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in
Section 2.8. The outstanding principal balance of each Revolving Credit Loan, as evidenced by the Note, shall be payable on the Termination Date. The Borrower hereby authorizes the Bank to charge any deposit account of the Borrower maintained with the Bank for any payment when due hereunder or under the Note.

     2.8  Interest on Revolving Credit Loans.
          ----------------------------------

          (a) Subject to the provisions of Section 2.9, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate minus 1% (the "Base Rate Option").
-----          ----------------

          (b) Subject to the provisions of Section 2.9, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Loan plus 0.75% (the "Eurodollar Rate
                                            ----             ---------------
Option").
------

          (c) Interest on each Revolving Credit Loan shall be payable on each Interest Payment Date applicable to such Loan; provided, that interest accruing
                                               --------
on overdue amounts pursuant to Section 2.9 shall be payable on demand. The Bank's calculation of the Eurodollar Rate and the Base Rate shall be conclusive absent manifest error.

     2.9  Default Rate; Inability to Determine Interest Rate.
          --------------------------------------------------

          (a) Upon the occurrence of and during the continuance of an Event of Default under Section 7.1(a) or (g), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amount payable hereunder shall bear interest from the date of such occurrence until paid in full (after as well as before judgment) at a rate per annum which is equal to two percent (2%) in excess of the Base Rate Option.
Upon the occurrence of and during the continuance of an Event of Default other than under Section 7.1(a) or (g), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amount payable hereunder shall bear interest from the date that the Bank shall send notice to the Borrower of the application of the default rate until paid in full (after as well as before judgment) at a rate per annum which is equal to two percent (2%) in excess of the Base Rate Option. The Borrower acknowledges that such increased interest rate reflects, among other things, the fact that such loans or other amounts have become a substantially greater risk given its default status and that the Bank is entitled to additional compensation for such risk.

          (b) In the event, and on each occasion, that prior to the commencement of any Interest Period for a Eurodollar Loan, the Bank shall have determined (which determination shall be conclusive and binding upon the Borrower) that dollar deposits in the principal amount of such Eurodollar Loan are not generally available in the London interbank market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Bank of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Bank shall, as soon as practicable thereafter, give written, telegraphic or telephonic notice of such determination to the Borrower. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Eurodollar Loan or for conversion to or maintenance of a Eurodollar Loan pursuant to the terms of this Agreement shall be deemed to be a request for a Base Rate Loan.

     2.10  Termination, Reduction and Extension of Commitment.
           --------------------------------------------------

           (a) The Commitment shall be automatically terminated on the Termination Date.

           (b) Subject to the last sentence of this paragraph, upon at least five Business Days' prior irrevocable written or telecopy notice to the Bank, the Borrower may at any time in whole permanently terminate, or from time to time permanently reduce, the Commitment. Each partial reduction of the Commitment shall be in a minimum principal amount of $5,000,000 or in whole multiples thereof, and no such termination or reduction shall be made which would, after giving effect to any prepayments of Revolving Credit Loans on such date reduce the Commitment to an amount less than the amount of the Exposure.

           (c) In connection with any reduction of the Commitment, the Borrower shall make any prepayment required under Section 2.11(b).

           (d) During the period beginning ninety (90) days prior to the then effective Termination Date and ending sixty (60) days prior to such Termination Date, the Borrower may deliver to the Bank a notice requesting that the Commitment be extended for an additional nine months beyond the Termination Date then in effect. If the Bank agrees to extend the Commitment, the Bank shall so notify the Borrower, whereupon (i) the Commitment shall without further act by any party hereto, be extended to the date nine months after the Termination Date then in effect and (ii) the term "Termination Date" shall thereafter mean such date. Any such extension shall be evidenced by a written agreement between the Bank and the Borrower, such agreement to be in form and substance acceptable to the Bank.

     2.11  Optional and Mandatory Prepayments of Revolving Credit Loans.
           ------------------------------------------------------------

           (a) The Borrower shall have the right at any time and from time to time to prepay any Revolving Credit Borrowing, in whole or in part, without premium or penalty (but in any event subject to Section 2.15), upon prior written, telecopy or telephonic notice to the Bank given no later than 10:30 a.m., Wilmington time, one Business Day before any proposed prepayment; provided, however, that each such partial prepayment shall be in the principal
--------  -------
amount of at least (x) with respect to Base Rate Loans, $100,000 or in whole multiples thereof and (y) with respect to Eurodollar Loans, $500,000 or in whole multiples of $100,000 in excess thereof or, in either case, the entire amount outstanding, whether or not divisible by $100,000.

           (b)  On the date of any reduction of the Commitment pursuant to
Section 2.10, the Borrower shall pay or prepay so much of the Revolving Credit Borrowings as shall be necessary in order that, after giving effect to such reduction and any such payments, the Exposure at such time will not exceed the Commitment.

           (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing of Revolving Credit Loans to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein. All prepayments on Eurodollar Loans under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

          2.12      Illegality.  Notwithstanding any other provision herein, if
                    ----------
any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for the Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of the Bank hereunder to make or refinance Eurodollar Loans, continue Eurodollar Loans as such and convert or refinance Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) the Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Bank such amounts, if any, as may be required pursuant to Section 2.15.

          2.13      Requirements of Law.
                    -------------------

                    (a) In the event that any change in any Requirement of Law or in the interpretation, or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                         (i)   shall subject the Bank to any tax of any kind
whatsoever with respect to this Agreement, the Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to the Bank in respect thereof (except for taxes covered by Section
2.14 and changes in the rate of tax on the overall net income, gross receipts or revenue of the Bank);

                         (ii)  shall impose, modify or hold applicable any
reserve, special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Bank which is not otherwise included in the determination of the interest rate on such Eurodollar Loan hereunder; or

                         (iii) shall impose on the Bank any other condition;

and the result of any of the foregoing is to increase the cost to the Bank, by an amount which the Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall as promptly as practicable pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for such increased cost or reduced amount receivable; provided, that
                                                               --------
the Borrower shall not be liable for any such amounts incurred by the Bank more than 90 days prior to the date of the Bank's notification to the Borrower. If the Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Bank to the Borrower shall be reasonably detailed and include supporting documentation, and shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

          (b) In the event that the Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Bank or any corporation controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on the Bank's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which the Bank or such corporation could have achieved but for such change or compliance (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, after submission by the Bank to the Borrower of a written request therefor, which shall be reasonably detailed and include supporting documentation, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction; provided, that the
                                                        --------
Borrower shall not be liable for any such amounts incurred by the Bank more than 90 days prior to the date of the Bank's notification to the Borrower.

          (c) The Bank agrees that it will use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Borrower of any additional amount under Section 2.13(b); provided, however, that the Bank shall
                                         --------  -------
be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts.

          (d) Notwithstanding the foregoing Section 2.13(a), (b) and (c), the Borrower shall not be required to pay any additional amounts to the Bank that is not incorporated under the laws of the United States or a state thereof as a result of any change in any Requirement of Law or compliance by the Bank with any request or directive from any central bank or Governmental Authority to the extent that such additional amounts exceed the amounts that would have been payable by the Borrower under Section 2.13(a), (b) or (c) to the Bank.

     2.14 Taxes.  All payments made by the Borrower under this Agreement and the
          -----
Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (excluding, net income taxes and franchise or gross receipts taxes imposed in lieu of net income taxes imposed on the Bank as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Bank (excluding a connection arising solely from the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Note)) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any
                    -----
amounts payable to the Bank hereunder or under the Note, the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Note. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Bank for its own account or for the account of the Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

           2.15     Indemnity.
                    ---------

                    (a) The Borrower agrees to indemnify the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of (i) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (ii) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, except any such loss as may result from the partial prepayment of Eurodollar Loans pursuant to Section 4.1(k). This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

                    (b) For the purpose of calculation of all amounts payable to the Bank under this subsection, the Bank shall be deemed to have actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that the Bank may fund each of its Eurodollar Loans
        --------  -------
in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

           2.16     [Intentionally Left Blank.]
                     ------------------------

           2.17     Payments.
                    --------

                    (a) The Borrower shall make each payment (including principal of or interest on any Loan or any fees or other amounts) hereunder not later than 12:00 (noon), Wilmington time, on the date when due in Dollars to the Bank at its offices specified in Section 8.2 or at such other place as may be designated by the Bank, in immediately available funds.

                    (b) Whenever any payment (including principal of or interest on any Loan or any fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

          2.18      Conversion and Continuation Options.  The Borrower shall
                    -----------------------------------
have the right at any time upon prior irrevocable notice to the Bank (i) not later than 12:00 noon, Wilmington time, on the Business Day of conversion, to convert any Eurodollar Loan to a Base Rate Loan, (ii) not later than 12:00 noon, Wilmington time, three Business Days prior to conversion or continuation, to (y) convert any Base Rate Loan into a Eurodollar Loan, or (z) to continue any Eurodollar Loan as a Eurodollar Loan for any additional Interest Period and
(iii) not later than 12:00 noon, Wilmington time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Loan to another permissible Interest Period, subject in each case to the following:
                                        -------

                    (a) a Eurodollar Loan may not be converted at a time other than the last day of the Interest Period applicable thereto;

                    (b) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Loan;

                    (c) no Eurodollar Loan may be continued as such and no Base Rate Loan may be converted to a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Bank has determined that such a continuation is not appropriate;

                    (d) any portion of a Eurodollar Loan that cannot be converted into or continued as a Eurodollar Loan by reason of Section 2.18(b) or
(c) automatically shall be converted at the end of the Interest Period in effect for such Loan to a Base Rate Loan; and

                    (e) on the last day of any Interest Period for Eurodollar Loans if the Borrower shall have failed to give notice of conversion or continuation as described in this subsection or if such conversion or continuation is not permitted pursuant to this Section 2.18, such Loans shall be converted to Base Rate Loans on the last day of such then expiring Interest Period.

Accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion.

          2.19      Use of Proceeds.  The Letters of Credit and the proceeds of
                    ---------------
the Loans shall be used by the Borrower for working capital and general corporate purposes in the ordinary course of business (including, but not limited to, refinancing existing working capital-related indebtedness and, subject to the other provisions of this Agreement, acquisition financing).

                 SECTION 3.     REPRESENTATIONS AND WARRANTIES

          To induce the Bank to enter into this Agreement, and to make the Loans and to issue the Letters of Credit, the Borrower hereby represents and warrants to the Bank that:

           3.1     Financial Condition.
                   -------------------

                   (a)   Audited Financials. The consolidated balance sheet of
                         ------------------
the Borrower and its consolidated Subsidiaries as at December 31, 2000 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to the Bank, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Borrower nor any of its consolidated Subsidiaries had, as of December 31, 2000, any material Contingent Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any Interest Hedge Agreement, which is not reflected in the financial statements contained in the Borrower's Annual Report on Form 10-K for the period ended December 31, 2000 or the notes thereto.

                   (b)   No Sales.  During the period from December 31, 2000, to
                         --------
and including the date of this Agreement there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Borrower and its consolidated Subsidiaries at December 31, 2000.

           3.2     No Adverse Change. Since December 31, 2000, there has been no
                   -----------------
development or event nor any prospective development or event which has had or could reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

           3.3     Corporate Existence; Compliance with Law. Each of the
                   ----------------------------------------
Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified and/or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

           3.4     Corporate Power; Authorization; Enforceable Obligations.  The
                   -------------------------------------------------------
Borrower has the corporate power, authority, and legal right, to make, deliver and perform this Agreement, the Note and the other Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Note and to authorize the execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrower) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Note or the other Loan Documents. This Agreement has been, and the Note and other Loan Document will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and the Note and other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5  No Legal Bar.  The execution, delivery and performance of this
               ------------
Agreement, the Note and the other Loan Documents by the Borrower, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          3.6  No Material Litigation.  No litigation, investigation or
               ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to this Agreement, the Note or the other Loan Documents or any of the transactions contemplated hereby, or (b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          3.7  No Default.  Neither the Borrower nor any of its Subsidiaries is
               ----------
in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8  Taxes.  Each of the Borrower and its Subsidiaries has filed or
               -----
caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed against the Borrower or any of its Subsidiaries, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charges.

          3.9  Federal Regulations.  No part of the proceeds of any Loans will
               -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U. If requested by the Bank, the Borrower will furnish to the Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U. No part of the proceeds of the loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

           3.10     ERISA.
                    -----

                    (a) Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Single Employer Plan has compiled in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred and no lien in favor of the PBGC or a Plan has arisen during the five-year period prior to the date as of which this representation is made or deemed made. No other event or condition has occurred or exists with respect to any Plan that could reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

                    (b) The present value of all accrued benefits under each Single Employer Plan in which the Borrower or any Commonly Controlled Entity is a participant (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount in excess of ten percent (10%) of Consolidated Net Worth as of the end of the most recent fiscal year of the Borrower for which financial statements have been delivered to the Bank pursuant to this Agreement.

                    (c) Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, in any such case which could reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

                    (d) To the Borrower's knowledge, no such Multiemployer Plan is in "reorganization" or "insolvent," within the meaning of such terms as used in ERISA.

                    (e) The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of ten percent (10%) of the Borrower's consolidated net worth as of the end of the most recent fiscal year of the Borrower for which financial statements have been delivered to the Bank pursuant to this Agreement.

          3.11      Investment Company Act; Public Utility Holding Company Act.
                    ----------------------------------------------------------
Neither the Borrower nor any of its Subsidiaries is (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          3.12      Purpose of Loans; Letters of Credit.  The proceeds of the
                    -----------------------------------
Loans and the Letters of Credit shall only be used by the Borrower for the purposes permitted under Section 2.19.

          3.13      Environmental Matters.  To the best knowledge of the
                    ---------------------
Borrower, each of the representations and warranties set forth in paragraphs (a) through (e) of this subsection is true and correct with respect to each parcel of real property owned or operated by the Borrower or any of its Subsidiaries (the "Properties"), except to the extent that the facts and circumstances giving
      ----------
rise to any such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect:

                    (a) The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in concentrations which violate Environmental Laws.

                    (b) The Properties and all operations and facilities at the Properties are in compliance with Environmental Laws, and there is no Materials of Environmental Concern contamination or violation of any Environmental Law which would materially interfere with the continued operation of any of the Properties or materially impair the fair saleable value of any thereof.

                    (c) Neither the Borrower nor any of its Subsidiaries has received or is aware of any claim, notice of violation, alleged violation, non-compliance, investigation or advisory action or potential liability regarding environmental matters or compliance of Environmental Law with regard to the Properties which has not been satisfactorily resolved by the Borrower or such Subsidiary, nor is the Borrower or any of its Subsidiaries aware or have reason to believe that any such action is being contemplated, considered or threatened.

                    (d) Materials of Environmental Concern have not been generated, treated, stored, disposed of, at, on or under any of the Properties in violation of Environmental Laws, nor have any Materials of Environmental Concern been transferred from the Properties to any other location except in either case in the ordinary course of business of the Borrower and its Subsidiaries and in material compliance with all Environmental Laws.

                    (e) There are no governmental, administrative actions or judicial proceedings pending or, to the best knowledge of the Borrower, contemplated under any Environmental Laws to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

          3.14      No Burdensome Restrictions.  No Requirement of Law or
                    --------------------------
Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          3.15      Ownership of Borrower and Subsidiaries.  The beneficial
                    --------------------------------------
ownership of the Capital Stock of the Borrower by its executive officers, directors and 5% shareholders has not changed materially from that set forth in the Borrower's most recent registration statement as filed with the Securities and Exchange Commission. The Borrower owns all of the issued and outstanding capital stock of each of the Guarantor and, as of the date of this Agreement, the Borrower owns all of the issued and outstanding Capital Stock of each of its Subsidiaries.

          3.16      Patents, Trademarks, etc.  Each of the Borrower and its
                    -------------------------
Subsidiaries has obtained and holds in full force and effect or is licensed to use all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. To the Borrower's best knowledge, no material product, process, method, substance, part or other material presently sold by or employed by the Borrower or any Subsidiary in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person. There is not pending or, to the Borrower's knowledge, overtly threatened any claim or litigation against or affecting the Borrower or any Subsidiary contesting its right to sell or use any such product, process, method, substance, part or other material which could reasonably be expected to have a Material Adverse Effect.

          3.17      Ownership of Property.  Each of the Borrower and its
                    ---------------------
Subsidiaries has good and marketable fee simple title to or valid leasehold interests in all real property owned or leased by it, and good title to all of its personal property subject to no Lien of any kind except Permitted Liens.

          3.18      Licenses, etc.  Each of the Borrower and its Subsidiaries
                    --------------
has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, easements, rights of way and other rights, consents and approvals which are necessary for the operation of its business as presently conducted.

          3.19      Labor Matters.  As of the Effective Date, there are no
                    -------------
collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries, and none of the Borrower nor any of its Subsidiaries has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years and to the best knowledge of the Borrower, there are none now threatened.

          3.20      Material Contracts.  All material contracts relating to the
                    ------------------
business operations of the Borrower are valid, binding and enforceable upon the Borrower and, to the Borrower's knowledge, each of the parties thereto in accordance with their respective terms, and there is no material default thereunder, to the Borrower's knowledge, with respect to parties other than the Borrower.

          3.21      Insurance.  The Borrower and its Subsidiaries currently
                    ---------
maintain insurance which meets or exceeds the requirements of Section 5.5 No notice has been given or claim made and no grounds exist to cancel or avoid any insurance policies or other bonds to which the Borrower or any of its Subsidiaries is a party or to reduce the coverage provided thereby or any replacements thereof. Such policies and bonds or any replacements thereof provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and its Subsidiaries in accordance with prudent business practice in the industry of the Borrower and its Subsidiaries.

          3.22      Senior Debt Status.  The obligations of the Borrower under
                    ------------------
this Agreement and the Note do rank and will rank at least pari passu in
                                                           ---- -----
priority of payment with all other indebtedness of the Borrower except indebtedness of the Borrower to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of the Borrower which secures indebtedness or other obligations of any Person except for Permitted Liens.

          3.23      No Material Misstatements.  To the best of the Borrower's
                    -------------------------
knowledge, no information furnished by or on behalf of the Borrower or any Subsidiary to the Bank in this Agreement or any Schedule or Exhibit attached hereto, or in the Borrower's financial projections delivered pursuant to Section 4.1(k) hereof, contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading, where such misstatement or omission would be material to the interests of the Bank with respect to the Borrower's performance of its obligations hereunder. Any projections, forecasts or budgets provided by the Borrower to the Bank (other than the financial projections delivered pursuant to Section 5.2(b) hereof) are expressly excluded from this Section and the Borrower makes no representation or warranty as to their accuracy or reliability. With regard to the financial projections delivered pursuant to Section 5.2(b), the Borrower shall be entitled to a cross-reference therein to the forward-looking statements disclaimers contained in its filings with the Securities and Exchange Commission and the benefits of the safe harbor afforded under the Private Securities Litigation Reform Act of 1995.

                      SECTION 4. CONDITIONS PRECEDENT

          4.1       Conditions to Effectiveness. The effectiveness of this
                    ---------------------------
Agreement and the agreement of the Bank to make the initial Extension of Credit is subject to the satisfaction of the following conditions precedent immediately prior to or concurrently with such Extension of Credit:

                    (a)   Loan Documents.  The Bank shall have received (i) this
                          --------------
Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for the Bank, (ii) for the account of the Bank, a Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, and (iii) the Guaranty Agreement, executed and delivered by a duly authorized officer of the Guarantor.

          (b) Corporate Proceedings of the Borrower and the Guarantor.  The Bank
              -------------------------------------------------------
shall have received a copy of the resolutions or other corporate proceedings or action, in form and substance satisfactory to the Bank, (i) taken on behalf of the Borrower authorizing (A) the execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which it is a party, and (B) the borrowings contemplated hereunder, and (ii) taken on behalf of the Guarantor authorizing the execution, delivery and performance of the Guaranty Agreement, in each case certified by the secretary or assistant secretary of the Borrower or the Guarantor as of the Effective Date, which certificates shall state that such resolutions, or other corporate proceedings or action thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Bank.

          (c) Representations and Warranties True; No Default.  The
              -----------------------------------------------
representations and warranties of the Borrower contained in Section 3 hereof shall be true and accurate on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof; and no Event of Default or Default under this Agreement shall have occurred and be continuing or shall exist; and the Borrower shall have delivered to the Bank a certificate to that effect signed by a Responsible Officer.

          (d) Corporate Documents.  The Bank shall have received true and
              -------------------
complete copies of the articles or certificate of incorporation and bylaws of the Borrower, certified as of the Effective Date as complete and correct copies thereof by the secretary or assistant secretary of the Borrower, or a certificate from the secretary or assistant secretary of the Borrower to the effect that there have been no changes in the articles or certificate of incorporation and bylaws of the Borrower from the copies most recently delivered to the Bank, and a good standing certificate recently issued by the Secretary of State (or the equivalent thereof) of the jurisdiction of incorporation of the Borrower and the Guarantor and of each state in which the Borrower is required to be qualified to transact business.

          (e) Incumbency.  The Bank shall have received (i) a written
              ----------
certificate dated the Effective Date by the secretary or assistant secretary of the Borrower as to the names and signatures of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents and (ii) a written certificate dated the Effective Date by the secretary or assistant secretary of the Guarantor as to the names and signatures of the officers of the Guarantor authorized to sign the Guaranty Agreement. The Bank may conclusively rely on such certificates until it shall receive a further certificate by the secretary or assistant secretary of the Borrower or the Guarantor amending such prior certificate.

          (f) Fees and Expenses.  The Borrower shall pay or cause to be paid to
              -----------------
the Bank the fees to be received on the Effective Date referred to herein and the reasonable costs and expenses for which the Bank is entitled to be reimbursed.

               (g)  Legal Opinion.  The Bank shall have received the executed
                    ---------
legal opinion of Klaus M. Belohoubek, Esquire, General Counsel to the Borrower and the Guarantor, substantially in the form of Exhibit D hereto. Such opinion
                                                ---------
shall be addressed to the Bank and cover such other matters incident to the transactions contemplated by this Agreement as the Bank may reasonably require.

               (h)  No Material Adverse Change.  Since December 31, 2000 there
                    --------------------------
shall have been no material adverse change in the financial condition or prospects of the Borrower and its Subsidiaries taken as a whole (including, without limitation, with respect to assets, net worth and credit position), and the Borrower shall have delivered to the Bank a certificate to that effect signed by a Responsible Officer.

               (i)  UCC Filing and Other Searches.  The Bank shall have received
                    -----------------------------
the results of such additional Uniform Commercial Code searches made with respect to the Borrower and its Subsidiaries, if any, as the Bank shall require, together with copies of financing statements disclosed by such searches, and the foregoing searches shall disclose no Liens, except for Permitted Liens or, if unpermitted Liens are disclosed, the Bank shall have received satisfactory evidence of the release of such Liens.

               (j)  Spin-Off. The spin-off of Dover Downs, Inc. as a wholly-
                    --------
owned subsidiary of the Borrower, as described in the Registration Statement on Form 10 filed by the Borrower and bearing SEC File No. 001-16791, shall have been consummated, and the Borrower shall have delivered to the Bank a certificate to that effect signed by a Responsible Officer.

          4.2  Conditions to Each Extension of Credit.  The agreement of the
               --------------------------------------
Bank to make any Extension of Credit requested to be made by it on any date (including, without limitation, the first such Extension of Credit hereunder) is subject to the satisfaction of the following conditions precedent:

               (a)  Representations and Warranties. Each of the representations
                    ------------------------------
and warranties (i) made by the Borrower herein or (ii) which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of such date as if made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein and subject as to any representations or warranties referred to in subsection (ii) above to the exclusions and qualifications referred to in the last two sentences of
Section 3.23).

               (b)  No Default.  No Default or Event of Default shall have
                    ----------
occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

               (c)  Additional Matters.  All corporate and other proceedings,
                    ------------------
and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Bank, and the Bank shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder or request for the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of such Loan or issuance of such Letter of Credit that the conditions contained in this Section 4.2 have been satisfied.

                       SECTION 5. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitment remains in effect, the Note remains outstanding and unpaid, any Letter of Credit remains outstanding or any other amount is owing to the Bank hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          5.1  Financial Statements.  Furnish to the Bank:
               --------------------

               (a) as soon as available, but in any event not later than 120 days after the close of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its consolidated Subsidiaries, including therein the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, and related consolidated statement of income, retained earnings and cash flow of the Borrower and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior year with such changes therein as shall be approved by the Borrower's independent certified public accountants, such consolidated financial statements to be certified by independent certified public accountants selected by the Borrower from among the five largest accounting firms in the United States on the date of this Agreement or their successors, or otherwise acceptable to the Bank, without a "going concern" or like qualification or any exception or qualification arising out of the restricted or limited nature of the examination made by such accountants; and

               (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of its Report on Form 10-Q for such quarter filed with the Securities and Exchange Commission.

          5.2  Certificates; Other Information.  Furnish to the Bank:
               -------------------------------

               (a) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b), a certificate of a Responsible Officer, in the form of Exhibit E hereto, showing in detail the calculations
               ---------
demonstrating compliance with Section 6.1 and stating that, to the best of his or her knowledge, the Borrower during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and in the Note and the other Loan Documents applicable to it and that he or she obtained no knowledge of any Default or Event of Default except as specifically indicated;

               (b) as soon as available, but in any event not later than 90 days after the end of each fiscal year, (i) detailed capital expenditure budgets of the Borrower and each of its Subsidiaries by quarter and (ii) a forecasted consolidated balance sheet, statement of income and statement of cash flows for the Borrower and its Subsidiaries by quarter in each case for the following two fiscal years;

               (c) promptly upon their becoming available, but in any event not later than 120 days after the end of each fiscal year, any reports including management letters submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit;

               (d) financial statements, reports, notices or proxy statements distributed by the Borrower to its stockholders on a date no later than three Business Days after the date supplied to such stockholders; and

               (e) promptly, such additional financial and other information as the Bank may from time to time reasonably request.

          5.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or a Subsidiary, as the case may be, and (b) where the failure so to pay such indebtedness could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.4  Conduct of Business and Maintenance of Existence.  Continue to
               ------------------------------------------------
engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, trademarks, trade names, licenses, franchises and other authorizations necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

           5.5 Maintenance of Property; Insurance.
               ----------------------------------

               (a) Maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties material or necessary to its business, and from time to time make or cause to be made all appropriate repairs, renewals or replacements thereof.

               (b) Insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker's compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. The Borrower shall deliver at the request of the Bank from time to time a summary schedule indicating all insurance then in force with respect to the Borrower.

          5.6  Inspection of Property; Books and Records; Discussions.
               ------------------------------------------------------

               (a) Permit any of the officers or authorized employees or representatives of the Bank to visit and inspect during normal business hours any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts (including those of its Affiliates) with its officers, all in such detail and at such times and as often as the Bank may reasonably request, provided, that the Bank shall
                                             --------
provide the Borrower with reasonable notice prior to any visit or inspection.

               (b) Maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Requirements of Law, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

          5.7  Notices.  Promptly give notice to the Bank of:
               -------

               (a)  the occurrence of any Default or Event of Default;

               (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of the Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of the Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

               (c) commencement of any litigation or proceeding affecting the Borrower or any of the Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

               (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, any Lien in favor of PBGC or any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan in a distress termination under Section 4041(c) of ERISA or Multiemployer Plan;

               (e) an event which has had or could reasonably be expected to have a Material Adverse Effect; and

               (f) any Permitted Acquisition, prior to the consummation thereof.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          5.8  Environmental Laws.
               ------------------

               (a) Comply with, and require compliance by all tenants and to the extent possible, all subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and require that all tenants and to the extent possible, all subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws except to the extent that failure to so comply or obtain or maintain such documents could not reasonably be expected to have a Material Adverse Effect.

               (b) Comply with all lawful and binding orders and directives of all Governmental Authorities respecting Environmental Laws except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect.

               (c) Defend, indemnify and hold harmless the Bank, and its respective employees, agents, officers, directors, successors and assigns from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of or noncompliance with or liability under any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto which in each case relate to or arise in connection with the Borrower or any Subsidiary, any property or assets thereof or any activities relating to any other property or business of a Borrower or any Subsidiary thereof or the enforcement of any rights provided herein or in the other Loan Documents, including, without limitation, attorneys' and consultants' fees, response costs, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of any of the foregoing enumerated parties. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the payment of the Note.

          5.9  Management Changes.  Notify the Bank in writing within thirty
               ------------------
(30) days after any change of its executive officers.

                         SECTION 6. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitment remains in effect, the Note remains outstanding and unpaid, any Letter of Credit remains outstanding or any other amount is owing to the Bank hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of the Bank:

          6.1  Financial Condition Covenants.
               -----------------------------

               (a)  Leverage Ratio.  Permit as of the end of any fiscal quarter
                    --------------
the Leverage Ratio to exceed 3.5 to 1.

               (b)  Interest Coverage Ratio.  Permit as of the end of any fiscal
                    -----------------------
quarter the Interest Coverage Ratio to be less than 5 to 1.

               (c)  Maintenance of Tangible Net Worth.  Permit Consolidated
                    ---------------------------------
Tangible Net Worth on any day to be less than (i) $70,000,000 plus (ii) an amount equal to 25% of the consolidated net income (if positive) of the Borrower and its Subsidiaries for each fiscal quarter ending after March 31, 2002, calculated on a cumulative basis.

          6.2  Limitation on Debt.  At any time incur, create, assume, or suffer
               ------------------
to exist any Debt except:

               (a) amounts outstanding hereunder or under the other Loan Documents; and

               (b) Debt under Capital Leases or secured by Purchase Money Security Interests (including those in existence on the date hereof), and other guarantees, loans or advances made in the ordinary course of business, in an aggregate principal amount not exceeding $5,000,000 in any fiscal year.

          6.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

          6.4  Limitations on Fundamental Changes.  Enter into any merger,
               ----------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

               (a) any Subsidiary of the Borrower, may be merged or consolidated with or into the Borrower (provided, that the Borrower shall be the
                                        --------
continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of the Borrower (provided, that the wholly-owned Subsidiary
                                    --------
or Subsidiaries shall be the continuing or surviving corporation);

               (b) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly-owned Subsidiary of the Borrower; and

               (c) the transactions described in the Registration Statement on Form 10, filed by the Borrower and bearing SEC File No. 001-16791;

provided, that immediately after each such transaction and after giving effect
--------
thereto, the Borrower is in compliance with this Agreement and no Default or Event of Default shall be in existence or result from such transaction.

          6.5  Limitation on Sale of Assets.  Convey, sell, lease, assign,
               ----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, accounts receivables and leasehold interests), whether now owned or hereafter acquired, except:

               (a) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrower's or any Subsidiary's business;

               (b) transactions involving the sale, license or lease of assets in the ordinary course of business;

               (c) the sale or discount without recourse of accounts receivable only in connection with the compromise thereof or the assignment of past-due accounts receivable for collection;

               (d)  as permitted by Section 6.4;

               (e) transfers between the Borrower and its Subsidiaries or between one Subsidiary and another Subsidiary; and

               (f) in addition to the above Sections 6.5(a) through 6.5(e) inclusive, sales of assets of the Borrower and its Subsidiaries for fair market value, provided, that the aggregate amount of such sales, determined in
       --------
accordance with GAAP, in any fiscal year does not exceed ten percent (10%) of the Borrower's consolidated assets as at the end of the immediately preceding fiscal quarter.

          6.6  Limitations on Acquisitions, Investments, Loans and Advances.
               ------------------------------------------------------------
Purchase, hold or acquire beneficially any stock, other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make or permit to exist any investment or acquire any interest whatsoever in, any other Person, except:

               (a) extensions of trade credit to customers in the ordinary course of business;

               (b)  Permitted Investments;

               (c) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

               (d)  Capital Stock of any Subsidiary;

               (e) loans and advances by the Borrower to its wholly-owned Subsidiaries; and

               (f)  Permitted Acquisitions.

          6.7  Limitation on Distributions.  Declare or pay any Distribution
               ---------------------------
(whether in cash or property or obligations of the Borrower or any Subsidiary thereof) in respect of the Borrower or any Subsidiary thereof except:

               (a) Any wholly-owned Subsidiary may declare and pay dividends or other distributions to the Borrower or any other wholly-owned Subsidiary; and

               (b) So long as no Default or Event of Default exists or would be caused thereby, the Borrower (i) may declare and pay dividends on its Capital Stock in the ordinary course of business consistent with past practice and (ii) may declare and pay dividends on its Capital Stock in excess of those paid historically; provided, that the amount of any such increase in dividends paid
              --------
during any fiscal year does not exceed, in the aggregate, 50% of Consolidated Net Income for the previous fiscal year.

          6.8  Transactions with Affiliates.  Except as expressly permitted in
               ----------------------------
this Agreement, directly or indirectly enter into any transaction or arrangement whatsoever or make any payment to or otherwise deal with any Affiliate, except, as to all of the foregoing in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or its Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of the Borrower.

          6.9  Fiscal Year.  Permit its fiscal year to end on a day other than
               -----------
December 31 unless prior written notice thereof has been given to the Bank.

          6.10 Change in Business.  Engage in any business either directly
               ------------------
or through any Subsidiary except for businesses in which the Borrower or any Subsidiary is engaged in on the date of this Agreement and any businesses related to such existing businesses.

          6.11 Sale and Leaseback.  Enter into any arrangement with any
               ------------------
Person providing for the leasing by the Borrower or any Subsidiary thereof of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations thereof.

          6.12 Limitation on Negative Pledge Clauses.  Enter into any
               -------------------------------------
agreement with any Person other than the Bank which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired; provided, that the Borrower or any Subsidiary
                                 --------
thereof may enter into such an agreement in connection with a Purchase Money Security Interest or Capital Lease permitted hereunder, provided that such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

          6.13 Interest Hedge Agreements.  Enter into any interest hedge
               -------------------------
agreement other than an Interest Hedge Agreement, which in any event will be unsecured, and with respect to which the prior approval of the Bank, which shall not be unreasonably withheld, shall have been obtained.

                         SECTION 7. EVENTS OF DEFAULT

          7.1  Events of Default.  If any of the following events shall occur
               -----------------
and be continuing:

               (a) The Borrower shall fail to pay any principal of the Note or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on the Note, or any other amount payable hereunder, within five (5) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

               (b) Any representation or warranty (i) made or deemed made by the Borrower herein or (ii) which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made (subject as to any representation or warranty referred to in subsection (ii) above to the exclusions and qualifications contained in the last two sentences of Section 3.23); or

               (c) The Borrower shall default in the observance or performance of any agreement contained in Section 6; or

               (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section 7.1) or any other Loan Document, and such default shall continue unremedied for a period of 30 days; or

               (e) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) of $500,000 or more and all such judgments or decrees shall not have been vacated, discharged, settled, satisfied or paid, or stayed or bonded pending appeal, within 60 days from the entry thereof; or

               (f) A Borrower or any Subsidiary thereof shall (i) default in the payment of any principal of or interest on or any other amount payable on any indebtedness for borrowed money (other than the Note), beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such indebtedness was created and the aggregate amount of such indebtedness in respect of which such default or defaults shall have occurred is at least $100,000 (the "Cross-Default Indebtedness"); or (ii) default in the
                        --------------------------
observance or performance of any other agreement or condition relating to any such Cross-Default Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, with the giving of notice if required, such Cross-Default Indebtedness to become due and payable prior to its stated maturity; or

               (g) (i) The Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan, (ii) any "accumulated funding deficiency" (as defined in
Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist in regard to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (i) Any other event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, automatically the Commitment shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Note and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall automatically and immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Bank may by notice to the Borrower declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and (ii) the Bank may by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Note and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Bank an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Bank a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Bank to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Note and the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Note and the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Bank such further documents and instruments as the Bank may request to evidence the creation and perfection of the within security interest in such cash collateral account.

          Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                         SECTION 8.     MISCELLANEOUS

          8.1  Amendments and Waivers.  Neither this Agreement, the Note or any
               ----------------------
other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Bank and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Note and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Note or the other Loan Documents or changing in any manner the rights of the Bank or of the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Bank may specify in such instrument, any of the requirements of this Agreement or the Note or the other Loan Documents or any Default or Event of Default and its consequences. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the Bank and all future holders of the Note. In the case of any waiver, the Borrower and the Bank shall be restored to their former position and rights hereunder and under the outstanding Note, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          8.2  Notices.  All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or the next Business Day if sent by reputable overnight carrier for next day delivery, postage prepaid, or, in the case of telecopy notice, when sent during normal business hours with electronic confirmation or otherwise when received, addressed as follows in the case of the Borrower and the Bank, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

          The Borrower:    Dover Downs Gaming & Entertainment, Inc.
                           1131 N. duPont Highway
                           Dover, DE 19903
                           Attention: Mr. Timothy Horne
                           Telecopy:  (302) 734-3142

          with a copy to:  Dover Downs Entertainment, Inc.
                           15/th/ Floor
                           2200 Concord Pike
                           Wilmington, DE 19803
                           Attention: Klaus M. Belohoubek, Esquire
                           Telecopy:  (302) 426-3555

          The Bank:        Wilmington Trust Company
                           121 South State Street
                           Dover, DE 19901
                           Attention: Michael B. Gast,
                                      Commercial Banking Department
                           Telecopy:  (302) 735-2089

          with a copy to:  Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, DE 19890
                           Attention:  Commercial Banking Department

provided that any notice, request or demand to or upon the Bank pursuant to
--------
Sections 2.2, 2.4, 2.5, 2.6, 2.10, 2.11 or 2.18 shall not be effective until received.

          8.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          8.4  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents.

          8.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or
               -----------------------------
reimburse the Bank for all of its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Note, the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Bank, (b) to pay or reimburse the Bank for all of their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, the Letters of Credit and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Bank, and (c) to pay, indemnify, and hold the Bank harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, the other Loan Documents, and any such other documents, and
(d) to pay, indemnify, and hold the Bank harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, and the performance and administration, of this Agreement, the Note, the other Loan Documents, the Letters of Credit and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrower shall have no
                                --------
obligation hereunder to the Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Bank. The agreements in this subsection shall survive repayment of the Note and all other amounts payable hereunder.

          8.6  Successors and Assigns.
               ----------------------

               (a) Except as otherwise provided in Section 8.8(b), whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower or the Bank that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of the Bank.

               (b) The Bank may without the consent of the Borrower sell participations to one or more banks or other entities (each a "Participant") in
                                                               -----------
all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment, the Loans and the Note); provided, however,
                                                             --------  -------
that (i) the Bank's obligations under this Agreement shall remain unchanged,
(ii) the Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Bank shall remain the holder of the Note for all purposes under this Agreement and the other Loan Documents, (iv) the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the other Loan Documents,
(v) in any proceeding under the Bankruptcy Code the Bank shall be, to the extent permitted by law, the sole representative with respect to the obligations held in the name of the Bank, whether for its own account or for the account of any Participant and (vi) the Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement or the Note or any other Loan Document, other than any such amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, or postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan, or releases any guarantor of such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

               (c) The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13, 2.14, 2.15, 2.18 and 8.5 with respect to its participation in the Commitment and the Loans and Letters of Credit outstanding from time to time; provided, that no Participant shall be entitled
                               --------
to receive any greater amount pursuant to such Sections than the Bank would have been entitled to receive in respect of the amount of the participation transferred by the Bank to such Participant had no such transfer occurred.

               (d) If any Participant of the Bank is organized under the laws of any jurisdiction other than the United States or any state thereof, the Bank, concurrently with the sale of a participating interest to such Participant, shall cause such Participant (i) to represent to the Bank (for the benefit of the Bank and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Borrower or the Bank with respect to any payments to be made to such Participant in respect of its participation in the Loans and (ii) to agree (for the benefit of the Bank and the Borrower) that it will deliver (i) two duly completed copies of United States Internal Revenue Service Form W-8ECI or W-8BEN or successor applicable form, as the case may be, and (ii) Internal Revenue Service Form W-8 or W-9 or successor applicable form, and comply from time to time with all applicable U.S. laws and regulations with respect to withholding tax exemptions.

               (e) The Bank may at any time assign all or any portion of its rights under this Agreement and the Note to a Federal Reserve Bank; provided
                                                                    --------
that no such assignment shall release the Bank from any of its obligations hereunder.

          8.7  Disclosure of Information.  Unless otherwise consented to by the
               -------------------------
Borrower in writing, the Bank agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement; provided, that
                                                           --------
nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for the Bank, (c) to bank examiners, auditors or accountants,

(d) to the Bank, (e) in connection with any litigation to which the Bank is a party involving the Borrower or any Subsidiary or its or their properties or in any way relating to this Agreement or any other Loan Document or any Loans or Letters of Credit or other obligations of the Borrower to the Bank and (f) to any Participant (or prospective Participant) so long as such Participant (or prospective Participant) agrees to comply with the requirements of this Section. In the event of any disclosure pursuant to clauses (a) or (e) above, the Bank shall use its reasonable best efforts to notify the Borrower prior to making such disclosure, and shall cooperate with the Borrower, at the Borrower's expense, in obtaining a protective order if the Borrower so chooses.

          8.8  Adjustments; Set-off.  In addition to any rights and remedies of
               --------------------
the Bank provided by law, upon the occurrence of an Event of Default, the Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Note (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Bank to or for the credit or the account of the Borrower. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank, provided, that the failure to give such notice
                              --------
shall not affect the validity of such set-off and application.

          8.9  Counterparts.  This Agreement may be executed by one or more of
               ------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Bank.

          8.10 Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.11 Integration.  This Agreement represents the agreement of the
               -----------
Borrower and the Bank with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Bank relative to subject matter hereof not expressly set forth or referred to herein or in the Note or the other Loan Documents.

          8.12 Governing Law.  This Agreement, the Note and the other Loan
               -------------
Documents and the rights and obligations of the parties under this Agreement, the Note and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware.

          8.13 Submission To Jurisdiction; Waivers.  The Borrower hereby
               -----------------------------------
irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Note or the other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at the address set forth in Section 8.2 or at such other address of which the Bank shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive or consequential damages.

          8.14 Acknowledgements.  The Borrower hereby acknowledges that:
               ----------------

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Loan Documents;

               (b) the Bank has no fiduciary relationship to the Borrower, and the relationship between the Bank and the Borrower is solely that of debtor and creditor; and

               (c) no joint venture exists between the Bank and the Borrower.

          8.15 WAIVERS OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK HEREBY
               ---------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                               DOVER DOWNS GAMING &
                                               ENTERTAINMENT, INC.


                                               By: _____________________________
                                                   Name:
                                                   Title:



                                               WILMINGTON TRUST COMPANY


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                   SCHEDULE I

                        BANK AND COMMITMENT INFORMATION


     Bank and Address                   Commitment
     ----------------                   ----------

Wilmington Trust Company     $55,000,000 through
121 South State Street       December 31, 2002 and
Dover, DE 19901              $50,000,000 thereafter
Attn: Commercial Banking
      Department

                                  SCHEDULE II

                             LETTER OF CREDIT FEES


                                (see attached)

                                   EXHIBIT A

                  FORM OF REVOLVING CREDIT BORROWING REQUEST

Wilmington Trust Company
121 South State Street
Dover, DE  19901
Attention: Commercial Banking Department

Ladies and Gentlemen:

               The undersigned, Dover Downs Gaming & Entertainment, Inc. refers to the Credit Agreement dated as of January __, 2002 (the "Credit Agreement") (capitalized terms being used herein as therein defined), between the undersigned and Wilmington Trust Company, and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests [a Revolving Credit Loan] [the renewal of a Eurodollar Rate Option] [the conversion of an interest rate option] as follows:

               1.   The proposed borrowing date is _______________, 200_.

               2. The amount of the Revolving Credit Loan comprising the Borrowing is $______________.

               3. The [Eurodollar Rate Option] [Base Rate Option] shall apply to the Revolving Credit Loan comprising the Borrowing.

               4. The Interest Period for the Revolving Credit Loan comprising the Borrowing is _________ [months].

               The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the borrowing date:

                    (a) each of the representations and warranties made by the undersigned in the Credit Agreement or which are contained herein are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (except representations and warranties which expressly relate solely to an earlier date or time); and

                    (b) no Default or Event of Default has occurred and is continuing on the date hereof or will occur after giving effect to the Extensions of Credit requested hereby.

                              Very truly yours,

                              DOVER DOWNS GAMING & ENTERTAINMENT, INC.

                              By:____________________________________
                              Name: _________________________________
                              Title: ________________________________

                                   EXHIBIT B

                                 FORM OF NOTE

$_______________                                   Dated as of ________, 2002
                                                                    Dover, DE

          FOR VALUE RECEIVED, DOVER DOWNS GAMING & ENTERTAINMENT, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of WILMINGTON TRUST COMPANY (the "Bank"), in accordance with the terms of the Credit Agreement, as hereinafter defined, the lesser of the principal sum of $55,000,000.00 or the aggregate unpaid principal amount of all Revolving Credit Loans as defined in the Credit Agreement made by the Bank to the Borrower pursuant to the Credit Agreement, together with all unpaid interest accrued thereon and all other costs, fees and expenses as provided in the Credit Agreement.

          The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America at the office of the Bank (as hereinafter defined) at 121 South State Street, Dover, Delaware 19901, in immediately available funds.

          This Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of January __, 2002 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement") between the Borrower and the Bank. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Loans by the Bank to the Borrower in an aggregate amount not to exceed at any time outstanding the dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Borrower hereby waives presentment, demand, protest and notice of any kind, other than as set forth in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware.


                              DOVER DOWNS GAMING &
                              ENTERTAINMENT, INC.


                              By:__________________________________
                                 Name:
                                 Title:

                                   EXHIBIT C

                       GUARANTY AND SURETYSHIP AGREEMENT


          THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Guaranty") is made and entered into as of this ____ day of January, 2002, by DOVER DOWNS, INC., a Delaware corporation, (the "Guarantor"), with an address at 1131 N. duPont Highway, Dover, DE 19903, in consideration of the extension of credit by Wilmington Trust Company (together with its successors and assigns, the "Bank"), with an address of 121 South State Street, Dover, DE 19803, pursuant to the Credit Agreement of even date herewith between the Bank and DOVER DOWNS GAMING & ENTERTAINMENT, INC. (the "Borrower"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                  BACKGROUND

          In connection with the Credit Agreement, it is a condition precedent to the effectiveness of the Credit Agreement and to the making of loans and the issuance of letters of credit by the Bank from time to time that the Guarantor executes and delivers this Guaranty.

          In consideration of the foregoing and in order to induce the Bank to make loans and issue letters of credit to the Borrower under the Credit Agreement from time to time and for other consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Guarantor hereby agrees as follows:

          1.   Guaranty of Obligations.  The Guarantor hereby guarantees, and
               -----------------------
becomes surety for, the prompt payment and performance of all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of a petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Guarantor or the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, arising under the Credit Agreement or any Loan Document (as defined in the Credit Agreement), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the modification, enforcement or collection of any of the foregoing, including reasonable attorneys' fees and expenses (collectively the "Obligations"). If the Borrower defaults under any such Obligations, the Guarantor will pay the amount due to the Bank.

          2.   Nature of Guaranty; Waivers.  This is a guaranty of payment and
               ---------------------------
not of collection and the Bank shall not be required, as a condition of the Guarantor's liability, to make any demand upon or to pursue any of its rights against the Borrower, or to pursue any rights which may be available to them with respect to any other person who may be liable for the payment of the Obligations.

               This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full, and the Bank has terminated this Guaranty. This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Bank of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Bank to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof. The Guarantor's obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off, deduction or defense based upon any claim the Guarantor may have against the Borrower or the Bank, except payment or performance of the Obligations.

               Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, are hereby waived.

               The Bank at any time and from time to time, without notice to or the consent of the Guarantor, and without impairing or releasing, discharging or modifying the Guarantor's liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Borrower in such order, manner and amount as the Bank may determine in its sole discretion; (d) deal with any other persons with respect to any Obligations in such manner as the Bank deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.

          3.   Repayments or Recovery from Bank.  If any demand is made at any
               --------------------------------
time upon the Bank for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Bank repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantor will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Bank. The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Bank's rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

          4.   Enforceability of Obligations.  No modification, limitation or
               -----------------------------
discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantor's liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted. The Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrower that may result from any such proceeding.

          5.   Events of Default.  If any of the following occur (each an "Event
               -----------------
of Default"):  (i) any Event of Default (as defined in the Credit Agreement)
(ii) the failure by the Guarantor to perform any of its obligations hereunder;
(iii) the falsity, inaccuracy or material breach by the Guarantor of any written warranty, representation or statement made or furnished to the Bank by or on behalf of the Guarantor; or (iv) the termination or attempted termination of this Guaranty, then the Guarantor will, on the demand of the Bank, immediately deposit with the Bank in U.S. dollars all amounts due or to become due under the Obligations and the Bank will use such funds to repay the Obligations. Upon the occurrence of any Event of Default, the Bank in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code.

          6.   Right of Setoff.  In addition to all liens upon and rights of
               ---------------
setoff against the money, securities or other property of the Guarantor given to the Bank by law, the Bank shall have, with respect to the Guarantor's obligations to the Bank under the Guaranty and to the extent permitted by law, a contractual possessory security interest in a contractual right of setoff against, and the Guarantor hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Guarantor's right, title and interest in and to, all deposits, moneys, securities and other property of the Guarantor now or hereafter in the possession of or on deposit with, or in transit to the Bank, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantor. Every such right of setoff shall be deemed to have occurred immediately upon the occurrence of an Event of Default hereunder without any action of any of the Bank, although the Bank may enter such setoff on its respective books and records at a later time.

          7.   Costs.  The Guarantor agrees to pay or reimburse the Bank for all
               -----
of its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Guaranty, including, without limitation, reasonable fees and disbursements of counsel to the Bank.

          8.   Postponement of Subrogation.  Until the Obligations are
               ---------------------------
indefeasibly paid in full, the Guarantor postpones and subordinates in favor of the Bank any and all rights which the Guarantor may have to (a) assert any claim against the Borrower based on subrogation rights with respect to payments made hereunder, and (b) any realization on any property of the Borrower, including participation in any marshalling of the Borrower's assets.

          9.   Notices.  All notices, demands, requests, consents, approvals and
               -------
other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the addresses for the Bank and the Guarantor set forth above or to such other address as one may give to the other in writing for such purpose.

          10.  Preservation of Rights.  No delay or omission on the Bank's part
               ----------------------
to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank's action or inaction impair any such right or power. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other right or remedies which the Bank may have under other agreements, at law or in equity. The Bank may proceed in any order against the Borrower, the Guarantor or any other obligor of, or collateral securing, the Obligations.

          11.  Illegality.  In case any one or more of the provisions contained
               ----------
in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          12.  Changes in Writing.  No modification, amendment or waiver of any
               ------------------
provision of this Guaranty nor consent to any departure by the Guarantor therefrom will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case will entitle the Guarantor to any other or future notice or demand in the same, similar or other circumstance.

          13.  Entire Agreement.  This Guaranty (including the documents and
               ----------------
instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantor and the Bank with respect to the subject matter hereof.

          14.  Successors and Assigns.  This Guaranty will be binding upon and
               ----------------------
inure to the benefit of the Guarantor and the Bank and, other than with respect to Section 6, their respective heirs, executors, administrators, successors and assigns; provided, however, that the Guarantor may not assign this Guaranty in
         --------  -------
whole or in part without the Bank's prior written consent and the Bank at any time may assign this Guaranty in whole or in part.

          15.  Interpretation.  In this Guaranty, unless the Bank and the
               --------------
Guarantor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the work "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and references to sections or exhibits are to those of this Guaranty unless otherwise indicated. Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose. If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several.

          16.  Indemnity.  The Guarantor agrees to indemnify each of the Bank
               ---------
and its respective directors, officers and employees and each legal entity, if any, who controls the Bank (collectively, the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of this Guaranty (all of the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that
                                                         --------  -------
the Guarantor shall have no obligation hereunder to any Indemnified Party with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any Indemnified Party. The indemnity agreement contained in this Section shall survive the termination of this Guaranty.

          17.  Governing Law and Jurisdiction.
               ------------------------------

               (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

               (b)  The Guarantor hereby irrevocably and unconditionally:

                    (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts from any thereof;

                    (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at the address set forth above or at such other address of which the Bank shall have been notified pursuant to Section 10 hereof;

                    (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                    (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive or consequential damages.

          18.  Waiver of Jury Trail.  THE GUARNATOR HEREBY IRREVOCABLY AND
               --------------------
UNCONDITIONALLY WIAVES TRIAL BY JURY IN ANY

LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          The Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

          WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.


                                         DOVER DOWNS, INC.


Attest:_____________________________     By: _________________________________
       Name:                                 Name:
       Title:                                Title:

                                   EXHIBIT D

              FORM OF OPINION OF COUNSEL TO BORROWER AND GUARANTOR


                                    January __, 2002

Wilmington Trust Company
121 South State Street
Dover, DE   19901

Ladies and Gentlemen:

          We have acted as counsel to Dover Downs Gaming & Entertainment, Inc., a Delaware corporation (the "Borrower"), and Dover Downs, Inc., a Delaware corporation (the "Guarantor"), in connection with the execution and delivery of the Credit Agreement dated as of January __, 2002 (the "Credit Agreement"), between the Borrower and the Bank, and the transactions contemplated thereby. This opinion is delivered to you pursuant to Section 4.1(g) of the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          In so acting, we have examined executed originals or counterparts of the following documents, each dated the date hereof (the "Loan Documents"):

          (a)  the Credit Agreement;

          (b)  the Note; and

          (c)  the Guaranty Agreement.

          We have also examined the articles or certificate of incorporation and bylaws, each as amended to date, of the Borrower and the Guarantor and such other documents and instruments and have made such further inquiries as we have deemed appropriate for purposes of this opinion. As to certain issues of fact, we have, where such facts were not independently known to us, relied with your consent and without independent investigation upon the representations and warranties made by the Borrower in the Credit Agreement and upon certificates of representatives of the Borrower dated January __, 2002.

          On the basis of the foregoing, we are of the opinion that:

          1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the business conducted by it requires such qualification.

          2. The Borrower has the corporate or other power and authority to own or lease and operate its properties and assets, to conduct the business in which it is now engaged, and to execute and deliver and perform its obligations under the Loan Documents to which it is a party. The execution, delivery and performance of the Loan Documents to which it is a party by the Borrower have been duly authorized by all necessary action on the part of the Borrower.

          3. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own or lease and operate its properties and assets, to conduct the business in which it is now engaged, and to execute the Guaranty Agreement.

          4. The Loan Documents to which the Borrower is a party delivered on the Closing Date have each been duly executed and delivered by or on behalf of the Borrower and are valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws or equitable principles affecting the enforcement of creditors' rights generally.

          5. The Guaranty Agreement has been duly executed and delivered by or on behalf of the Guarantor and is the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws or equitable principles affecting the enforcement of creditors' rights generally.

          6. No authorization, approval or consent of, or filing or registration with, any governmental or regulatory body of the United States of America or the State of Delaware is required in connection with the execution, delivery and performance by the Borrower or the Guarantor of the Loan Documents to which it is a party or for any borrowings by the Borrower under the Credit Agreement.

          7. Neither the execution and delivery by the Borrower or the Guarantor of the Loan Documents to which it is a party nor the performance and observance by the Borrower or the Guarantor of their respective obligations thereunder, will conflict with, or result in any violation or breach by the Borrower or the Guarantor of or constitute a default under (or an event which, with or without due notice or lapse of time or both, would constitute a default under), or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Borrower or the Guarantor under any of the terms, conditions or provisions of or require any filing or consent under (i) the Borrower's or the Guarantor's articles or certificate of incorporation or bylaws, (ii) any existing law, statute or governmental regulation applicable to the Borrower or the Guarantor, or (iii) to our knowledge, any judgment, order, decree, writ or injunction of any court, arbitrator or governmental department, commission, agency or instrumentality or any indenture, contract, guaranty or other agreement or instrument to which the Borrower or the Guarantor is a party or by which it or its properties may be bound or affected.

          8. To our knowledge, there is no action, suit, proceeding or investigation at law or in equity, before any court, public board or body, pending or threatened against or affecting the Borrower wherein an unfavorable decision, ruling or finding would, individually or collectively, have a material adverse effect on the business or financial condition of the Borrower.

          9. The borrowing on the date hereof under the Credit Agreement and the Note and the application of the proceeds thereof as contemplated by the Credit Agreement and the other Loan Documents do not violate any of the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System.

                                   EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE


          This Compliance Certificate is executed and delivered by Dover Downs Gaming & Entertainment, Inc. (the "Borrower") in connection with the Credit Agreement dated as of January __, 2002 (together with all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereof and thereto, the "Credit Agreement") entered into by and between the Borrower and Wilmington Trust Company (the "Bank"). All capitalized terms used in this Compliance Certificate as defined terms shall have the meanings given them in the Credit Agreement.

          The undersigned, [insert name], [insert title] of the Borrower, hereby attests on behalf of the Borrower to the Bank, with respect to the fiscal [quarter] [year] ended ____________, ____ (the "Fiscal Period"), as follows:

          1. As of the date of this Compliance Certificate, and since the date of the most recent Compliance Certificate submitted to the Bank by the Borrower,
(i) to the best of the undersigned's knowledge, the Borrower has kept, observed, performed and fulfilled each and every covenant and condition contained in the Credit Agreement, the Note and the other Loan Documents applicable to it and
(ii) the undersigned has obtained no knowledge of any Default or Event of Default.

          2. The Leverage Ratio as of the end of the Fiscal Period, for the four fiscal quarters then ended, is ________, as detailed below:


          (a)  Consolidated Funded Debt                              $__________

          (b)  Consolidated EBITDA                                   $__________

          (c)  Leverage Ratio (a/b)                                   __________

          3. The Interest Coverage Ratio as of the end of the Fiscal Period, for the four fiscal quarters then ended, is __________, as detailed below:

          (a)  Consolidated EBITDA                                   $__________

          (b)  Consolidated Interest Expense                         $__________

          (c)  Interest Coverage Ratio (a/b)                          __________


          4. The Borrower's Consolidated Tangible Net Worth Fixed as of the end of the Fiscal Period is $________. Required Consolidated Tangible Net Worth as of the end of the Fiscal Period ($70,000,000 plus 25% of quarterly
                                                ----
consolidated net income (if positive) since March 31, 2002 is $__________.

          IN WITNESS WHEREOF, I have signed this Certificate as of the ____ day of __________, ____.


                                                DOVER DOWNS GAMING &
                                                ENTERTAINMENT, INC.


                                                By _____________________________
                                                   Name:
                                                   Title: